UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)             April 28, 2008
OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

Ohio	000-31673	34-1903890

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2375 Benden Drive Suite C
Wooster, OH 44691

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code                     (330) 263-1955

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
On April 28th, 2008 Ohio Legacy Bank (Bank) a wholly owned subsidiary of Ohio Legacy Corp entered into two agreements related to the Bank’s mortgage banking activities. The Bank entered into an agreement with Midwest Mortgage Processing, LLC under which Midwest Mortgage Processing, LLC will process, close and ship mortgage loans originated by the Bank for an agreed upon fee. Additionally, the Bank entered into an Administrative Services Agreement with JMC Marketing, LTD under which JMC Marketing, LTD will provide training, recruiting and other services as it relates to mortgage banking. JMC Marketing LLC will be paid by the Bank for these services based on a specified profit model for a newly formed division of the Bank.
About Ohio Legacy Corp
Ohio Legacy Corp is a bank holding company headquartered in Wooster, Ohio. Its subsidiary, Ohio Legacy Bank, N.A. provides financial services to small businesses and consumers through four full-service banking locations in Canton and Wooster, Ohio.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 2, 2008

Ohio Legacy Corp (Registrant)
/s/ D. Michael Kramer
D. Michael Kramer
President and Chief Executive Officer and Acting Chief Financial Officer